FORM 8-K



                  SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C.  20549



                            CURRENT REPORT



                Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934

                    Date of Report:  March, 1997


                      MAINE PUBLIC SERVICE COMPANY
        (Exact name of registrant as specified in its charter)



            Maine                   1-3429          01-0113635
(State, or other jurisdiction    (Commission       (IRS Employer
      of incorporation)          File Number)    Identification No.)


209 State Street, Presque Isle, Maine                 04769
(Address of principal executive offices)            (Zip Code)


Registrant's Telephone Number, Including Area Code   207-768-5811

Current Report, Form 8-K for                           Date of Report:
Maine Public Service Company                           March, 1997




Item 5. Other Material Events - Maine Public Service Company's Board of Directors Votes to Reduce Quarterly Dividend on Common Stock to $0.25 Per Share.

          Reference is made to the Company's Forms 8-K dated January 31, and February 14, 1997 in which the Company noted that problems at the Maine Yankee Atomic Power Plant, of which the Company is a 5% owner, were adversely impacting the Company's financial results. In light of this, the Company reported that it would make every effort to reduce cash expenditures, including a review of the level of dividends on its Common Stock.

          At a regular meeting on March 7, 1997, the Company's Board of Directors declared a quarterly dividend of $0.25 (annualized rate of $1.00 per share) on the Company's Common Stock, payable April 1, 1997 to holders of record at the close of business March 14, 1997. This represents a reduction of 45% from the Company's previous quarterly level of $0.46 (annualized rate of $1.84) per share. This reduction was in response to the impact on the Company's earnings and cash flows of the ongoing outage at the Maine Yankee Atomic Plant.

                                   MAINE PUBLIC SERVICE COMPANY
                                             Registrant



Dated:   March 7, 1997             /s/ Larry E. LaPlante
                                   Larry E. LaPlante, Vice President
                                   Finance, Administration and Treasurer